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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermo Electron Corporation:

     As independent public accountants, we hereby consent to the use of our reports dated February 15, 1996 (except with respect to certain matters discussed in Note 16 as to which the date is May 22, 1996) (and to all references to our Firm) included and incorporated by reference in this Registration Statement on Form S-4 of Thermo Electron Corporation for the registration of shares of its common stock.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 3, 1996